Exhibit 99.1
FOR IMMEDIATE RELEASE
ALLIED WORLD REPORTS $93.8 MILLION NET INCOME IN SECOND QUARTER 2011 DESPITE CATASTROPHE
LOSSES; 3.3% QUARTERLY INCREASE IN DILUTED BOOK VALUE PER SHARE
ZUG, SWITZERLAND, August 3, 2011 — Allied World Assurance Company Holdings, AG (NYSE: AWH) today reported net income of $93.8 million, or $2.36 per diluted share, for the second quarter of 2011 compared to net income of $184.0 million, or $3.47 per diluted share, for the second quarter of 2010. Net income for the six months ended June 30, 2011 was $102.4 million, or $2.57 per diluted share, compared to net income of $317.7 million, or $5.98 per diluted share, for the first six months of 2010.
The company reported operating income of $44.2 million, or $1.11 per diluted share, for the second quarter of 2011 compared to operating income of $95.7 million, or $1.80 per diluted share, for the second quarter of 2010. Operating income for the six months ended June 30, 2011 was $2.8 million, or $0.07 per diluted share, compared to operating income of $157.0 million, or $2.96 per diluted share, for the first six months of 2010.
President and Chief Executive Officer Scott Carmilani commented, “Allied World’s demonstrated track record of profitably managing our business through challenging markets was again on display this quarter. Despite continued industry-wide catastrophe losses, we have again contained our share of these losses as a percentage of equity well below the industry average. Simultaneously, we continue to build out our specialty insurance franchise highlighted by the 20% growth experienced in our U.S. insurance segment in the quarter. This segment continues to gain traction in targeted specialty lines due to our expansion efforts and new business initiatives over the last three years.
“During the quarter, the company’s financial strength rating was upgraded to A ‘Strong’ by Standard & Poor’s. We are gratified that our efforts in building a strong, well-controlled, profitable specialty insurance and reinsurance franchise have resulted in this upgrade.”
Mr. Carmilani continued, “We remain excited about our pending merger of equals with Transatlantic and believe that the combination will create a truly global insurance and reinsurance franchise. Upon closing the merger in the fourth quarter, Allied World and Transatlantic will become TransAllied, operating with very strong financial strength ratings, enhanced competitive strength and a significant global presence. I am confident we are well positioned for continued success as we build a more formidable franchise with a record of success throughout all turns in the insurance and reinsurance market cycle.”

Underwriting Results
Gross premiums written were $519.6 million in the second quarter of 2011, a 5.2% increase compared to $493.8 million in the second quarter of 2010. For the six months ended June 30, 2011, gross premiums written totaled $1,080.3 million, an 8.2% increase compared to $998.0 million in the first six months of 2010. These increases were primarily due to the expansion of our global operating platforms and the introduction of new products.
Net premiums written were $395.8 million in the second quarter of 2011, a 7.0% increase compared to $369.8 million in the second quarter of 2010. For the six months ended June 30, 2011, net premiums written totaled $876.7 million, a 9.2% increase compared to $803.1 million in the first six months of 2010.
The combined ratio was 97.4% in the second quarter of 2011 compared to 87.0% in the second quarter of 2010. The loss and loss expense ratio was 66.4% in the second quarter of 2011 compared to 55.7% in the second quarter of 2010. During the second quarter of 2011, the company recorded net favorable reserve development on prior loss years of $55.2 million. This favorable reserve development and the impact of a commutation adjustment resulted in a benefit of 15.8 percentage points to the company’s loss and loss expense ratio for the quarter. This compares to the second quarter of 2010, where the company recorded net favorable reserve development on prior loss years of $64.1 million, a benefit of 18.9 percentage points to the company’s loss and loss expense ratio for that quarter. Absent these adjustments, the loss and loss expense ratio for the second quarter of 2011 was 82.2% compared to 74.6% for the second quarter of 2010. The second quarter 2011 loss and loss expense ratio was impacted by $67.5 million of net losses, or 19.0 percentage points, from U.S. weather-related events during the quarter and additional losses developing from first quarter catastrophes. These catastrophe losses were comprised of $5.0 million from our U.S. insurance segment, $30.5 million from our international insurance segment and $32.0 million from our reinsurance segment. The second quarter 2010 loss and loss expense ratio was impacted by losses of $30.0 million, or 8.9 percentage points, from major loss events during that quarter.
The company’s expense ratio was 31.0% for the second quarter of 2011 compared to 31.3% for the second quarter of 2010. The expense ratio was 31.3% for the six months ended June 30, 2011 compared to 31.0% in the first six months of 2010.

Investment Results
The total return on the company’s investment portfolio for the three and six months ended June 30, 2011 was 1.3% and 2.2%, respectively. See table below for the components of our investment returns for the first half of 2011 and 2010:

	SIX MONTHS ENDED	SIX MONTHS ENDED
(Expressed in thousands of United States Dollars)	JUNE 30, 2011	JUNE 30, 2010
Net investment income	$102,576	$134,496
Net realized investment gains	109,254	176,378
Change in unrealized investment gains	(36,465)	(12,294)

Net investment income, realized gains and unrealized gains	$175,365	$298,580

Average invested assets	$7,888,212	$7,737,287

Financial statement portfolio return	2.2%	3.9%

Note: net investment income, net realized gains/losses and change in unrealized gains/losses are disclosed on a pre-tax basis.
Shareholders’ Equity
As of June 30, 2011, our total shareholders’ equity was $3.0 billion, compared to $3.1 billion as of December 31, 2010.
The company’s annualized net income return on average shareholders’ equity for the three and six months ended June 30, 2011 was 12.6% and 6.8%, respectively. The company’s annualized operating return on average shareholders’ equity for the three and six months ended June 30, 2011 was 6.0% and 0.2%, respectively.
Share Repurchase Program
As of June 30, 2011, diluted book value per share was $76.68, an increase of 3.2% compared to $74.29 as of December 31, 2010. For the first six months of 2011, the company repurchased 969,163 of its common shares under its share repurchase program at an average repurchase price of $61.91 per share for an aggregate cost of $60.0 million. This plan was inactive in the second quarter of 2011 because of the merger negotiations with Transatlantic Holdings, Inc. As of June 30, 2011, the company had $200.9 million of remaining capacity available under the share repurchase program.

Investment Supplement
Allied World will be providing additional information on its investment portfolio as of June 30, 2011. This information will be available at the “Investor Relations” section of the company’s website at www.awac.com.
Financial Supplement
A financial supplement relating to the second quarter of 2011 will be available at the “Investor Relations” section of the company’s website at www.awac.com.
Loss Reserve Triangles
Allied World announced today that it is publishing its 2010 Global Loss Triangles. The loss data in this report will be presented on an accident and treaty-year basis and will include information for the company’s cumulative paid and reported loss and allocated loss adjustment expenses as of December 31, 2010. This information will be presented both gross and net of external reinsurance and is organized into reserving classes of business that fall within the company’s direct insurance and reinsurance businesses. This report will be available at the “Investor Relations” section of the company’s website at www.awac.com.
Conference Call
Allied World will host a conference call on Thursday, August 4, 2011 at 9:00 a.m. (Eastern Time) to discuss the second quarter 2011 financial results. The public may access a live webcast of the conference call at the “Investor Relations” section of the company’s website at www.awac.com. In addition, the conference call can be accessed by dialing (877) 317-6701 (U.S. and Canada callers) or (412) 317-6701 (international callers) and entering the passcode 5885208 approximately ten minutes prior to the call.
Following the conclusion of the presentation, a replay of the call will be available through Thursday, August 18, 2011 by dialing (877)
344-7529 (U.S. and Canada callers) or (412) 317-0088 (international callers) and entering the passcode 10001916. In addition, the webcast will remain available online through Thursday, August 18, 2011 at www.awac.com.

Non-GAAP Financial Measures
In presenting the company’s results, management has included and discussed in this press release certain non-generally accepted accounting principles (“non-GAAP”) financial measures within the meaning of Regulation G as promulgated by the U.S. Securities and Exchange Commission. Management believes that these non-GAAP measures, which may be defined differently by other companies, better explain the company’s results of operations in a manner that allows for a more complete understanding of the underlying trends in the company’s business. However, these measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles (“U.S. GAAP”).
“Operating income” is an internal performance measure used in the management of the company’s operations and represents after-tax operational results excluding, as applicable, net realized investment gains or losses, net impairment charges recognized in earnings, impairment of intangible assets and foreign exchange gain or loss. The company excludes net realized investment gains or losses, net impairment charges recognized in earnings and net foreign exchange gain or loss from the calculation of operating income because the amount of these gains or losses is heavily influenced by and fluctuates in part according to the availability of market opportunities and other factors. The company excludes impairment of intangible assets as these are non-recurring charges. In addition to presenting net income determined in accordance with U.S. GAAP, the company believes that showing operating income enables investors, analysts, rating agencies and other users of the company’s financial information to more easily analyze our results of operations and underlying business performance. Operating income should not be viewed as a substitute for U.S. GAAP net income.
The company has included “diluted book value per share” because it takes into account the effect of dilutive securities; therefore, the company believes it is an important measure of calculating shareholder returns.
“Annualized net income return on average shareholders’ equity” (“ROAE”) is calculated using average shareholders’ equity, excluding the average after tax unrealized gains (or losses) on investments. Unrealized gains (losses) on investments are primarily the result of interest rate and credit spread movements and the resultant impact on fixed income securities. Such gains (losses) are not related to management actions or operational performance, nor are they likely to be realized. Therefore, the company believes that excluding these unrealized gains (losses) provides a more consistent and useful measurement of operating performance, which supplements U.S. GAAP information. In calculating

ROAE, the net income (loss) available to shareholders for the period is multiplied by the number of such periods in a calendar year in order to arrive at annualized net income (loss) available to shareholders. The company presents ROAE as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.
“Annualized operating return on average shareholders’ equity” is calculated using operating income (as defined above and annualized in the manner described for net income (loss) available to shareholders under ROAE above), and average shareholders’ equity, excluding the average after tax unrealized gains (losses) on investments. Unrealized gains (losses) are excluded from equity for the reasons outlined in the annualized net income return on average shareholders’ equity explanation above.
Reconciliations of these financial measures to their most directly comparable U.S. GAAP measures are included in the attached tables.
About Allied World Assurance Company
Allied World Assurance Company Holdings, AG, through its subsidiaries, is a global provider of innovative property, casualty and specialty insurance and reinsurance solutions, offering superior client service through a global network of offices and branches. All of Allied World’s rated insurance and reinsurance subsidiaries are rated A by A.M. Best Company, A by Standard & Poor’s, and A2 by Moody’s, and our Lloyd’s Syndicate 2232 is rated A+ by Standard & Poor’s and Fitch. Please visit www.awac.com for further information on Allied World.
Additional Information about the Proposed Merger and Where to Find It
This communication contains certain information relating to a proposed merger between Allied World and Transatlantic Holdings, Inc. (“Transatlantic”). In connection with the proposed merger, Allied World has filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that includes a preliminary joint proxy statement/prospectus that provides details of the proposed merger and the attendant benefits and risks. This communication is not a substitute for the joint proxy statement/prospectus or any other document that Allied World or Transatlantic may file with the SEC or send to their shareholders in connection with the proposed merger. Investors and security holders are urged to read the registration statement on Form S-4, including the preliminary joint proxy statement/prospectus, and all other relevant documents filed with the SEC (including the definitive joint proxy statement/prospectus) or sent to shareholders as they become available because they will contain important information about the proposed merger. All documents, when filed, will be available free of charge at the SEC’s website (www.sec.gov). You may also obtain these documents by contacting Allied World’s Corporate Secretary, attn.: Wesley D. Dupont, at Allied World Assurance Company Holdings, AG, Lindenstrasse 8, 6340 Baar, Zug, Switzerland, or via e-mail at secretary@awac.com; or by contacting Transatlantic’s Investor Relations department at Transatlantic Holdings, Inc., 80 Pine Street, New York, New York 10005, or via e-mail at investor_relations@transre.com. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.
Participants in the Solicitation
Allied World, Transatlantic and their respective directors and executive officers may be deemed to be participants in any solicitation of proxies in connection with the proposed merger. Information about Allied World’s directors and executive officers is available in Allied World’s proxy statement dated March 17, 2011 for its 2011 Annual Meeting of Shareholders. Information about Transatlantic’s directors and executive officers is available in Transatlantic’s proxy statement dated April 8, 2011 for its 2011 Annual Meeting of Shareholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, may be contained in the definitive joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the merger when they become available. Investors should read the definitive joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions.
Cautionary Statement Regarding Forward-Looking Statements
Any forward-looking statements made in this communication reflect Allied World’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in these statements. For example, these forward-looking statements could be affected by the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to obtain Allied World’s or Transatlantic’s shareholder approval or the failure to satisfy other conditions to completion of the merger, including receipt of regulatory approvals; risks that the proposed transaction disrupts each company’s current plans and operations; the ability to retain key personnel; the ability to recognize the benefits of the merger; the amount of the costs, fees, expenses and charges related to the merger; pricing and policy term trends; increased competition; the impact of acts of terrorism and acts of war; greater frequency or severity of unpredictable catastrophic events; negative rating agency actions; the adequacy of Allied World’s loss reserves; Allied World or its non-U.S. subsidiaries becoming subject to significant income taxes in the United States or elsewhere; changes in regulations or tax laws; changes in the availability, cost or quality of reinsurance or retrocessional coverage; adverse general economic conditions; and judicial, legislative, political and other governmental developments, as well as management’s response to these factors, and other factors identified in Allied World’s filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Allied World is under no obligation (and expressly disclaims any such obligation) to update or revise any forward-looking statement that may be made from time to time, whether as a result of new information, future developments or otherwise.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Expressed in thousands of United States dollars, except share and per share amounts)

	Quarter Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Revenues:
Gross premiums written	$519,598	$493,847	$1,080,286	$998,010
Premiums ceded	(123,795)	(124,052)	(203,612)	(194,923)

Net premiums written	395,803	369,795	876,674	803,087
Change in unearned premiums	(40,496)	(30,871)	(186,491)	(125,839)

Net premiums earned	355,307	338,924	690,183	677,248

Net investment income	52,368	65,594	102,576	134,496
Net realized investment gains	58,878	94,933	109,254	172,420
Net impairment charges recognized in earnings	—	—	—	(168)
Other income	—	616	—	913

Total revenue	466,553	500,067	902,013	984,909

Expenses:
Net losses and loss expenses	235,813	188,722	540,265	420,876
Acquisition costs	42,971	37,938	81,053	78,722
General and administrative expenses	67,201	68,089	135,157	131,552
Amortization and impairment of intangible assets	766	891	1,533	1,783
Interest expense	13,745	9,531	27,487	19,059
Foreign exchange loss	1,184	559	742	1,635

Total expenses	361,680	305,730	786,237	653,627

Income before income taxes	104,873	194,337	115,776	331,282
Income tax expense	11,073	10,378	13,356	13,583

NET INCOME	$93,800	$183,959	$102,420	$317,699

PER SHARE DATA:
Basic earnings per share	$2.45	$3.66	$2.69	$6.34
Diluted earnings per share	$2.36	$3.47	$2.57	$5.98

Weighted average common shares outstanding	38,346,489	50,222,974	38,061,724	50,123,945
Weighted average common shares and common share equivalents outstanding	39,800,753	52,974,410	39,873,418	53,086,708

Dividends paid per share	$—	$0.20	$—	$0.40

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(Expressed in thousands of United States dollars, except share and per share amounts)

	As of	As of
	June 30,	December 31,
	2011	2010

ASSETS:
Fixed maturity investments available for sale, at fair value (amortized cost: 2011: $318,711; 2010: $828,544)	$345,551	$891,849
Fixed maturity investments trading, at fair value	6,201,034	5,769,097
Equity securities trading, at fair value	393,913	174,976
Other invested assets trading, at fair value	562,267	347,632

Total investments	7,502,765	7,183,554
Cash and cash equivalents	807,657	853,368
Insurance balances receivable	653,002	529,927
Prepaid reinsurance	223,269	187,287
Reinsurance recoverable	1,013,951	927,588
Accrued investment income	39,582	40,520
Net deferred acquisition costs	112,083	96,803
Goodwill	268,376	268,376
Intangible assets	55,342	56,876
Net deferred tax assets	19,826	19,740
Other assets	54,760	75,184

Total assets	$10,750,613	$10,239,223

LIABILITIES:
Reserve for losses and loss expenses	$5,251,304	$4,879,188
Unearned premiums	1,184,676	962,203
Reinsurance balances payable	132,661	99,732
Net balances payable on purchases and sales of investments	252,351	318,570
Senior notes	797,823	797,700
Accounts payable and accrued liabilities	87,381	106,010

Total liabilities	$7,706,196	$7,163,403

SHAREHOLDERS’ EQUITY:

Common shares: par value CHF 15.00 per share (2011: 40,003,642; 2010: 40,003,642 shares issued and 2011: 37,945,043; 2010: 38,089,226 shares outstanding)	600,055	600,055
Additional paid-in capital	82,037	170,239
Treasury shares, at cost (2011: 2,058,599; 2010: 1,914,416)	(124,392)	(112,811)
Retained earnings	2,463,622	2,361,202
Accumulated other comprehensive income, net of tax	23,095	57,135

Total shareholders’ equity	3,044,417	3,075,820

Total liabilities and shareholders’ equity	$10,750,613	$10,239,223

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
UNAUDITED CONSOLIDATED SEGMENT DATA
(Expressed in thousands of United States dollars, except for ratio information)

	U.S.	International
Quarter Ended June 30, 2011	Insurance	Insurance	Reinsurance	Total

Gross premiums written	$226,738	$178,593	$114,267	$519,598
Net premiums written	172,887	108,985	113,931	395,803
Net premiums earned	145,857	79,956	129,494	355,307
Net losses and loss expenses	(92,595)	(72,082)	(71,136)	(235,813)
Acquisition costs	(18,876)	747	(24,842)	(42,971)
General and administrative expenses	(31,253)	(20,653)	(15,295)	(67,201)

Underwriting income (loss)	3,133	(12,032)	18,221	9,322
Net investment income				52,368
Net realized investment gains				58,878
Amortization and impairment of intangible assets				(766)
Interest expense				(13,745)
Foreign exchange loss				(1,184)

Income before income taxes				$104,873

GAAP Ratios:
Loss and loss expense ratio	63.5%	90.2%	54.9%	66.4%
Acquisition cost ratio	12.9%	(0.9%)	19.2%	12.1%
General and administrative expense ratio	21.4%	25.8%	11.8%	18.9%

Combined ratio	97.8%	115.1%	85.9%	97.4%

	U.S.	International
Quarter Ended June 30, 2010	Insurance	Insurance	Reinsurance	Total

Gross premiums written	$189,663	$167,601	$136,583	$493,847
Net premiums written	135,238	98,509	136,048	369,795
Net premiums earned	125,659	89,427	123,838	338,924
Other income	616	—	—	616
Net losses and loss expenses	(69,198)	(64,580)	(54,944)	(188,722)
Acquisition costs	(15,854)	66	(22,150)	(37,938)
General and administrative expenses	(30,683)	(22,657)	(14,749)	(68,089)

Underwriting income	10,540	2,256	31,995	44,791
Net investment income				65,594
Net realized investment gains				94,933
Amortization and impairment of intangible assets				(891)
Interest expense				(9,531)
Foreign exchange loss				(559)

Income before income taxes				$194,337

GAAP Ratios:
Loss and loss expense ratio	55.1%	72.2%	44.4%	55.7%
Acquisition cost ratio	12.6%	(0.1%)	17.9%	11.2%
General and administrative expense ratio	24.4%	25.3%	11.9%	20.1%

Combined ratio	92.1%	97.4%	74.2%	87.0%

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
UNAUDITED CONSOLIDATED SEGMENT DATA
(Expressed in thousands of United States dollars, except for ratio information)

	U.S.	International
Six Months Ended June 30, 2011	Insurance	Insurance	Reinsurance	Total
| | | |
Gross premiums written	$410,040	$289,918	$380,328	$1,080,286
Net premiums written	312,789	183,895	379,990	876,674
Net premiums earned	281,338	156,246	252,599	690,183
Other income	—	—	—	—
Net losses and loss expenses	(208,426)	(143,266)	(188,573)	(540,265)
Acquisition costs	(36,978)	2,603	(46,678)	(81,053)
General and administrative expenses	(62,052)	(41,381)	(31,724)	(135,157)

Underwriting loss	(26,118)	(25,798)	(14,376)	(66,292)
Net investment income				102,576
Net realized investment gains				109,254
Net impairment charges recognized in earnings				—
Amortization and impairment of intangible assets				(1,533)
Interest expense				(27,487)
Foreign exchange loss				(742)

Income before income taxes				$115,776

GAAP Ratios:
Loss and loss expense ratio	74.1%	91.7%	74.7%	78.3%
Acquisition cost ratio	13.1%	(1.7%)	18.5%	11.7%
General and administrative expense ratio	22.1%	26.5%	12.6%	19.6%

Combined ratio	109.3%	116.5%	105.8%	109.6%

	U.S.	International
Six Months Ended June 30, 2010	Insurance	Insurance	Reinsurance	Total

Gross premiums written	$351,748	$289,023	$357,239	$998,010
Net premiums written	266,793	179,590	356,704	803,087
Net premiums earned	254,864	176,470	245,914	677,248
Other income	913	—	—	913
Net losses and loss expenses	(167,623)	(122,029)	(131,224)	(420,876)
Acquisition costs	(32,814)	—	(45,908)	(78,722)
General and administrative expenses	(57,797)	(44,502)	(29,253)	(131,552)

Underwriting (loss) income	(2,457)	9,939	39,529	47,011
Net investment income				134,496
Net realized investment gains				172,420
Net impairment charges recognized in earnings				(168)
Amortization and impairment of intangible assets				(1,783)
Interest expense				(19,059)
Foreign exchange loss				(1,635)

Income before income taxes				$331,282

GAAP Ratios:
Loss and loss expense ratio	65.8%	69.1%	53.4%	62.1%
Acquisition cost ratio	12.9%	0.0%	18.7%	11.6%
General and administrative expense ratio	22.7%	25.2%	11.9%	19.4%

Combined ratio	101.4%	94.3%	84.0%	93.1%

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
UNAUDITED OPERATING INCOME RECONCILIATION
(Expressed in thousands of United States dollars, except share and per share amounts)

	Quarter Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Net income	$93,800	$183,959	$102,420	$317,699
Add after tax affect of:
Net realized investment gains	(50,795)	(88,850)	(100,320)	(162,452)
Net impairment charges recognized in earnings	—	—	—	109
Foreign exchange loss	1,184	559	742	1,635

Operating income	$44,189	$95,668	$2,842	$156,991

Weighted average common shares outstanding:
Basic	38,346,489	50,222,974	38,061,724	50,123,945
Diluted	39,800,753	52,974,410	39,873,418	53,086,708

Basic per share data:
Net income	$2.45	$3.66	$2.69	$6.34
Add after tax affect of:
Net realized investment gains	(1.32)	(1.77)	(2.64)	(3.24)
Net impairment charges recognized in earnings	—	—	—	—
Foreign exchange loss	0.02	0.01	0.03	0.03

Operating income	$1.15	$1.90	$0.08	$3.13

Diluted per share data
Net income	$2.36	$3.47	$2.57	$5.98
Add after tax affect of:
Net realized investment gains	(1.28)	(1.68)	(2.52)	(3.05)
Net impairment charges recognized in earnings	—	—	—	—
Foreign exchange loss	0.03	0.01	0.02	0.03

Operating income	$1.11	$1.80	$0.07	$2.96

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
UNAUDITED DILUTED BOOK VALUE PER SHARE RECONCILIATION
(Expressed in thousands of United States dollars, except share and per share amounts)

	As of	As of	As of
	June 30,	December 31,	June 30,
	2011	2010	2010
Price per share at period end	$57.58	$59.44	$45.38

Total shareholders’ equity	$3,044,417	$3,075,820	$3,468,543

Basic common shares outstanding	37,945,043	38,089,226	49,407,301

Add: unvested restricted share units	473,967	571,178	804,644

Add: Performance based equity awards	920,164	1,440,017	1,409,984

Add: employee purchase plan	—	10,576	—

Add: dilutive options/warrants outstanding	1,124,438	3,272,739	6,667,941
Weighted average exercise price per share	$38.83	$35.98	$34.52
Deduct: options bought back via treasury method	(758,342)	(1,980,884)	(5,072,455)

Common shares and common share equivalents outstanding	39,705,270	41,402,852	53,217,415

Basic book value per common share	$80.23	$80.75	$70.20
Diluted book value per common share	$76.68	$74.29	$65.18

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
UNAUDITED ANNUALIZED RETURN ON SHAREHOLDERS’ EQUITY RECONCILIATION
(Expressed in thousands of United States dollars, except for percentage information)

	Quarter Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Opening shareholders’ equity	$2,950,953	$3,338,807	$3,075,820	$3,213,295
Deduct: accumulated other comprehensive income	(32,963)	(142,284)	(57,135)	(149,849)

Adjusted opening shareholders’ equity	2,917,990	3,196,523	3,018,685	3,063,446

Closing shareholders’ equity	$3,044,417	$3,468,543	$3,044,417	$3,468,543
Deduct: accumulated other comprehensive income	(23,095)	(138,245)	(23,095)	(138,245)

Adjusted closing shareholders’ equity	3,021,322	3,330,298	3,021,322	3,330,298

Average shareholders’ equity	$2,969,656	$3,263,411	$3,020,004	$3,196,872

Net income available to shareholders	$93,800	$183,959	$102,420	$317,699

Annualized net income available to shareholders	375,200	735,836	204,840	635,398

Annualized return on average shareholders’ equity — net income available to shareholders	12.6%	22.5%	6.8%	19.9%

Operating income available to shareholders	$44,189	$95,668	$2,842	$156,991
Annualized operating income available to shareholders	176,756	382,672	5,684	313,982

Annualized return on average shareholders’ equity — operating income available to shareholders	6.0%	11.7%	0.2%	9.8%

Source: Allied World Assurance Company Holdings, AG
Media:
Faye Cook
Vice President, Marketing & Communications
+1-441-278-5406
faye.cook@awac.com
Investors:
Keith J. Lennox
Investor Relations Officer
+1-646-794-0750
keith.lennox@awac.com
Website: www.awac.com